XPO Investor Presentation February 2018 Exhibit 99.2

Disclaimers Non-GAAP Financial Measures This document contains certain non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission ("SEC"), including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for the three-month periods ended December 31, 2017 and 2016; EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve-month periods ended December 31, 2017, 2016, 2015 and 2014; free cash flow for the three-month periods ended December 31, 2017 and 2016, and the twelve-month periods ended December 31, 2017, 2016, 2015 and 2014; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three and twelve-month periods ended December 31, 2017 and 2016; adjusted operating income for our North American less-than-truckload business for the three-month periods ended December 31, 2017 and 2016 and the twelve-month periods ended December 31, 2017, 2016 and 2015; and total organic revenue for the three-month periods ended December 31, 2017 and 2016.   We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. In particular, adjusted EBITDA, adjusted net income and adjusted EPS include adjustments for acquisition costs and related integration, transformation and rebranding initiatives as well as other adjustments that management has determined are not reflective of its business segments’ core operating activities. Transaction and integration adjustments are generally incremental costs that result from an acquisition and include transaction costs, restructuring costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Rebranding adjustments relate primarily to the rebranding of the XPO Logistics name on our truck fleet and buildings. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.   We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We believe that EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of normalized operating activities.   We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities. We believe that adjusted operating income for our North American less-than-truckload business improves the comparability of our operating results from period to period by removing the impact of certain transaction, integration and rebranding costs and amortization and depreciation expenses incurred in the reporting period as set out in the attached tables. We believe that total organic revenue is an important measure because it excludes the impact of the following items: foreign currency exchange rate fluctuations, acquisitions and divestitures, and fuel surcharges. Specifically, our total organic revenue reflects adjustments to (i) exclude revenue from our North American truckload unit, which was sold in October 2016, (ii) exclude the estimated revenue attributable to fuel, and (iii) apply a constant foreign exchange rate to both periods (based on average rates during the monthly periods).   Other companies may calculate EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload differently, and therefore our measure may not be comparable to similarly titled measures of other companies. Free cash flow, EBITDA, adjusted EBITDA, adjusted EBITDA excluding truckload, adjusted net income attributable to common shareholders, adjusted EPS, adjusted operating income for our North American less-than-truckload business and total organic revenue are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to revenue, net income, operating income for our North American less-than-truckload business, cash flows provided (used) by operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload are significant and necessary components of the operations of our business, and, therefore, EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload should only be used as a supplemental measure of our operating performance.   As required by SEC rules, we provide reconciliations of these historical measures to the most directly comparable measure under United States generally accepted accounting principles ("GAAP"), which are set forth in the financial tables attached to this document. With respect to our 2018 financial targets of adjusted EBITDA, our 2017-2018 cumulative target for free cash flow and our expected organic revenue growth each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation.   Forward-looking Statements This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.   These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws; and governmental or political actions, including the United Kingdom's likely exit from the European Union. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law. Investor Presentation February 2018

Key Factors Driving High Growth and Returns Solid organic revenue growth supported by numerous tailwinds Leadership positions in fast-growing areas of transportation and logistics $1 trillion addressable opportunity, of which we hold less than 1.5% market share Strong presence in high-growth e-commerce sector Cutting-edge technology that differentiates every XPO line of business Numerous company-specific margin improvement initiatives Low maintenance capex requirements Organizational track record of creating value through M&A integrations World-class operators who are laser-focused on driving results Fortune named XPO a Most Admired Company and the fastest-growing transportation company on the Fortune 500 Forbes named XPO the top-performing U.S. company on the Global 2000, and one of America's Best Employers Investor Presentation February 2018

63% of Revenue Truckload, Brokerage and Expedite Less-Than-Truckload Last Mile Intermodal and Drayage Global Forwarding LOGISTICS Warehousing with High-Value-Add Services TRANSPORTATION Moving Freight Using Optimal Modes 37% of Revenue E-Commerce and Omnichannel Fulfillment Customized Warehousing and Distribution Returns Management (Reverse Logistics) Supply Chain Optimization Managed Transportation 67% of Fortune 100 companies trust XPO with their business Top 10 Global Provider of Supply Chain Services Investor Presentation February 2018 We use our highly integrated network of people, technology and assets to help customers manage their goods more efficiently throughout their supply chains

By Country of Operation By Customer Vertical Global Scale with Well-Diversified Business Mix Customers Over 50,000 Employees 95,000 Locations 1,455 Countries of Operation 32 Contract Logistics Facilities 170 million sq. feet (15.8 million sq. meters) Key Metrics Gross Revenue Profile Investor Presentation February 2018 Note: Gross revenue profile reflects FY2017 total revenue

Optimal Network Mix Creates Value Ground transportation assets: 16,000 owned tractors; 39,000 trailers; 10,000 53-ft. intermodal boxes; and 5,000 chassis Non-asset transportation network: 11,000 trucks contracted via independent owner-operators; and more than 1 million brokered trucks Facility assets: 440 cross-docks; and 775 contract logistics facilities Attractive Revenue Mix Global network with optimal mix of non-asset and asset capabilities enhances customer service while generating high returns for shareholders Asset-Light (69%) Asset-Based (31%) Investor Presentation February 2018 Note: Revenue mix for FY 2017

Over $450 million annual investment in technology across XPO’s service range Global team of approximately 1,700 professionals deploy proprietary software very rapidly Over 100 data scientists focus on predictive analytics that use machine learning for demand forecasting of inventory, capacity and labor Goods are digitally tracked from receipt and storage, to picking, packing, transport and returns DriveXPO mobile app launched in 2017, automates brokerage functions for drivers Industry-first digital ecosystem under development with a single interface to give customers visibility across all XPO modes and support internal collaboration Proprietary WMX technology will bring the future of warehouse management to XPO in 2018 XPO Fast-Tracks Innovation Across the Supply Chain Our technology is a major reason why customers trust us each day with 160,000 ground shipments and more than 7 billion inventory units Investor Presentation February 2018

Highly Skilled Management Team Bradley Jacobs Chief Executive Officer United Rentals, United Waste Josephine Berisha Senior Vice President–Global Compensation and Benefits Morgan Stanley Tony Brooks President–Less-Than-Truckload Sysco, Dean Foods, Frito-Lay, Roadway Richard Cawston Managing Director–Supply Chain, Europe Asda, Norbert Dentressangle Michele Chapman Senior Vice President–Global Sales Operations Amazon Ashfaque Chowdhury President–Supply Chain, Americas and Asia Pacific New Breed Troy Cooper Chief Operating Officer United Rentals, United Waste Bill Fraine Executive Vice President–Initiatives, Supply Chain New Breed, FedEx Luis Angel Gómez Managing Director–Transport, Europe Norbert Dentressangle John Hardig Chief Financial Officer Stifel Nicolaus, Alex. Brown Mario Harik Chief Information Officer Oakleaf Waste Management Christophe Haviland Senior Vice President–Transport Sales, Europe DHL, American Express, Staples Investor Presentation February 2018 Partial list, in alphabetical order

Highly Skilled Management Team (Cont'd)

Meghan Henson *Chief Human Resources Officer*	Chubb Group, PepsiCo
Charles Hitt *President–Last Mile*	3PD, Affinity Logistics, GeoLogistics
Russell Hoch *Senior Vice President–Less-Than-Truckload Sales, North America*	Cisco, Lucent Technologies, AT&T
Erin Kurtz *Senior Vice President–Communications*	Thomson Reuters, AOL
Scott Malat *Chief Strategy Officer*	Goldman Sachs, UBS, JPMorgan Chase
John Mitchell *Chief Information Officer–Supply Chain, Americas and Asia Pacific*	New Breed, Pep Boys, Lowe's
Greg Ritter *Chief Customer Officer*	Knight Transportation, C.H. Robinson
Sanjib Sahoo *Chief Information Officer–Transport, North America*	tradeMONSTER
Christopher Synek *President–Transportation, North America*	Republic Services, Cintas
Monica Thurman *Chief Compliance Officer*	Halliburton, U.S. Department of Labor
Mark Wilkinson *Senior Vice President–Supply Chain Sales, Europe*	DHL
Malcolm Wilson *Chief Executive Officer–XPO Logistics Europe*	Norbert Dentressangle, NYK Logistics

Partial list, in alphabetical order

9 Investor Presentation February 2018

XPO Logistics

< 1.5% Current Share of $1 Trillion Addressable Opportunity

Industry Sector Size in Billions [1]

Ordered by Share of XPO's Revenue

Contract Logistics	~$120
North American Less-Than-Truckload	~$35
European Transport [2]	~$455
North American Truckload and Expedite	~$375
North American Intermodal and Drayage	~$22
North American Last Mile	~$13

Investment in Sales Growth

- More than tripled the number of strategic account managers
- Hired over 200 local account executives; executing plan for another 170 hires; doubled the size of the Canadian sales team
- In Europe, deepened bench strength of senior-level sales talent in both logistics and transportation
- Beefed up sales support; raised incentive compensation, invested in new training and analytics to drive cross-selling across XPO's offerings

Top Customers are Benefitting from XPO's Platform



Number of XPO's Services Used by Top 100 Customers (3)
6
18
17
10
49
1
2
3
4
5 or more

- 94 of XPO's top 100 customers use two or more service lines
- 28% of sales generated from XPO's top 100 customers come from secondary service lines

As of Q4 2017

(1) Includes only North American and European markets. Sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain & Company, Wall Street research and management estimates
(2) European transport includes truckload and brokerage
(3) Service categories are North American expedite, intermodal, last mile, brokerage, LTL and supply chain; European transport and supply chain; and global forwarding

10 Investor Presentation February 2018

XPO Logistics

Leading Positions in Fast-Growing Industry Sectors

		As Percent of XPO's Gross Revenue (1)	Projected Industry Growth Rate X GDP (2)
Contract Logistics	▪ Second largest provider of contract logistics globally ▪ Largest outsourced e-fulfillment provider in Europe	37%	2 – 3x
North American Less-Than-Truckload	▪ Second largest LTL provider in North America ▪ More than 75,000 next-day and two-day lanes	24%	1 – 1.5x
European Transport	▪ Largest provider of truck brokerage and largest owned fleet in Europe ▪ Leading provider of LTL in Western Europe	16%	1 – 1.5x
Truck Brokerage, Expedite, Forwarding	▪ Second largest freight brokerage firm globally ▪ Largest manager of expedited shipments in North America, with largest web-based auction TMS for expedite	11%	2 – 4x
Intermodal and Drayage	▪ Third largest intermodal provider in North America and a drayage leader ▪ A leader in cross-border Mexico freight movements by rail	6%	3 – 5x
Last Mile Logistics	▪ Largest last mile logistics provider for heavy goods in North America ▪ Expanded U.S. network hubs to 55 in 2017 and targeting 85 in 2018	6%	5 – 6x

(1) Revenue mix for FY 2017
(2) Sources: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Wall Street Research and management estimates

11 Investor Presentation February 2018

XPO Logistics

Expanding Share of High-Growth E-Commerce Market Largest e-fulfillment 3PL in Europe and a leading provider in North America Omnichannel and reverse logistics / returns management leader in North America Customers include many e-commerce and retail giants Experience with fast-growing categories such as mobile electronics facilitates returns, testing, refurbishment, warranty management and other value-added logistics services Proprietary technology for consumer experience management, advanced warehouse automation, robots, drones and other innovations enable customized solutions Last mile growth propelled by trend toward heavy goods purchases online Increased North American Q4 2017 revenue year-over-year by 21% Service rolled out in the UK, Ireland, Netherlands, Spain and France Industry-leading consumer satisfaction levels XPO has integrated its extensive contract logistics, LTL and last mile networks in North America to create a unique e-commerce value proposition Investor Presentation February 2018

Clear Path to $1.6 Billion of Adjusted EBITDA in 2018 Investor Presentation February 2018 On track for 5% to 8% organic revenue growth and at least 17% adjusted EBITDA growth in 2018 Continued investment in global sales force effectiveness Implementation of pricing initiatives by business unit Further efficiencies in logistics through the implementation of advanced robotics and other innovations, and process improvements Global procurement and other economies of scale Optimization of shared services such as HR, IT and Finance Better management of overtime and temporary labor through workforce planning Further improvement of LTL trailer utilization and route optimization The automation of select customer- and carrier-facing operations Cross-fertilization of best practices

Opportunity to Create Substantial Value through M&A Exploring acquisitions that are strategically and financially compelling Primary focus on North America and Europe in existing or complementary lines of business Potential opportunities to improve the profitability of acquired businesses include: Cross-selling multiple services to existing and new customers Global procurement savings Operational efficiencies through cost-out initiatives and best practices Optimizing headcount and organizational structure Broad application of technology, including utilization of labor and capacity Investor Presentation February 2018

October 2015 acquisition of Con-way Grew adjusted operating income in LTL by 90% from FY 2015 to FY 2017 Realized approximately $200 million of cost improvements Launched cross-selling with growth-based incentives and advanced training Instilled a culture of accountability by focusing employees on results that matter June 2015 acquisition of Norbert Dentressangle Achieved record revenue and profits in both transport and logistics post-acquisition Closed $915 million of European sales for the twelve months ended Dec. 31, 2017, up 51% versus 2016 Transformed sales organization to collaborate on strategic opportunities across countries and integrated service lines Improved margins by cross-fertilizing best practices and addressing loss makers Investor Presentation February 2018 Strong Track Record of Optimizing Acquired Operations

Key Lines of Business

Contract Logistics Long-Term Recurring Revenue Asset-light business characterized by long-term contractual relationships, low cyclicality and a high-value-add component that minimizes commoditization Deep expertise in high-growth sectors that trend toward outsourcing: retail, e-commerce, industrial, high tech, aerospace, telecom, food and beverage, healthcare and agriculture Largest provider of outsourced e-fulfillment in Europe Advanced warehouse robotics and automation Low capex requirements as a percentage of revenue lead to strong free cash flow conversion and ROIC Five-year average contract tenure with a historical renewal rate of over 95% Global sales pipeline of approximately $1.8 billion Investor Presentation February 2018 Global Footprint

Truck Brokerage Broad Cross-Selling Opportunity Non-asset business that matches shippers’ freight with an established network of pre-qualified trucking carriers High free cash flow conversion and minimal capex Fragmented market with opportunity to expand Outsourcing trends drive industry growth Continuously improving productivity through proprietary Freight Optimizer technology Pricing accuracy enabled by XPO’s proprietary algorithms using machine learning Variable cost model performs well through cycles Global Footprint Investor Presentation February 2018

Last Mile Demand Propelled by E-Commerce and Omnichannel Investor Presentation February 2018 Asset-light business that arranges the final stage of heavy goods delivery from distribution centers or retail stores to end consumers’ home or business Global Footprint Customers include nearly all of the top 30 big-box retailers and e-tailers in the U.S. Facilitated approximately 13 million deliveries in 2017 Best-in-class proprietary customer experience technology for deliveries and in-home installations Integrated with contract logistics and LTL networks to create a powerful value proposition for retail and e-commerce customers Rolled out last mile service in the UK, Ireland, Netherlands, Spain and France Grew fourth quarter 2017 revenue by 21% year-over-year propelled by e-commerce

North American Less-Than-Truckload Major Success Story Investor Presentation February 2018 Asset-based business utilizing employee drivers, a fleet of tractors and trailers for line-haul, pick-up and delivery of pallets, and a network of terminals Second largest LTL carrier, covering 99% of all U.S. zip codes Laser focused on on-time, damage-free performance One of the industry’s most modern fleets delivering approximately 20 billion pounds of freight a year Increased adjusted operating income by 90% to date, from $233 million in 2015 to $442 million in 2017 North American Footprint

Intermodal and Drayage Long-term Sales Potential for Truck-to-Rail Conversion Investor Presentation February 2018 Asset-light business that arranges the long-haul portion of containerized freight, including rail brokerage, local drayage and on-site operational services Third largest intermodal provider 10,000 53-ft. intermodal boxes and 5,000 chassis Leading U.S. drayage capacity of 2,300 independent owner-operators, with access to over 25,000 additional drayage trucks Proprietary Rail Optimizer IT is a competitive advantage: enables constant communication with railroads for door-to-door movements of long-haul freight with high visibility Increasing customer satisfaction by achieving best-ever on-time performance North American Footprint

European Transport Cross-Fertilizing Best Practices with North America Investor Presentation February 2018 Leading platform for dedicated and non-dedicated truckload, less-than-truckload, truck brokerage, and new last mile service LTL, truck brokerage and dedicated transport combined account for about 80% of European transport EBITDA A leading LTL provider in Western Europe Similar profit improvement plan as North American LTL, sharing best practices Large and growing brokerage business draws on carrier network and XPO-owned capacity Launched Freight Optimizer software to increase visibility across Europe High-return dedicated transport business utilizes assets for long-term contracts European Transport Footprint

Global Forwarding Integrated Global Network Investor Presentation February 2018 Non-asset logistics solution for domestic, cross-border and international shipments, including customs brokerage Freight forwarding is a $150 billion industry, of which XPO has less than a 1% share Ability to leverage ground, air and ocean carrier relationships to provide differentiated services for domestic, international and cross-border freight Operates a subsidiary as a non-vessel operating common carrier (“NVOCC”) Opportunity to grow market share through network of dedicated offices on four continents Global Footprint

Financial Performance

Industry-Leading Growth in Revenue and EBITDA Revenue Adjusted EBITDA $ in millions $ in millions CAGR: 87% CAGR: 157% Note: Excludes impact of divested North American truckload unit Investor Presentation February 2018

Flexible Asset / Non-Asset Business Mix Model enhances customer service and financial returns % Adjusted EBITDA Net Capex Adjusted EBITDA Minus Capex Investor Presentation February 2018 Note: Brokers include CH Robinson, Echo Global Logistics and Expeditors International; Parcel includes FedEx and UPS; LTL includes Old Dominion Freight Line, YRC Worldwide, ArcBest and Saia; TL includes Werner Enterprises, Knight-Swift Transportation and Heartland Express; Rail includes CSX Rail Corp, Norfolk Southern, Union Pacific, Kansas City Southern, Canadian Pacific Railway and Canadian National Railway Company Low Net Capex as a % of Revenue vs. Competitor Groups 2018 Targets $ in millions

Accelerating Free Cash Flow Generation 2018 free cash flow expected to be driven by EBITDA growth, lower interest expense and lower integration and rebranding costs $ in millions Cash Flow from Operations Free Cash Flow $ in millions Investor Presentation February 2018 Note: 2018E is based on the company’s target for free cash flow and the mid-point of an expected net capex spend of $450 million to $475 million

Record Fourth Quarter 2017 Results $4.19 billion of revenue 10.4% organic revenue growth $188.5 million of net income; $1.42 per diluted share $336.7 million of adjusted EBITDA $59.2 million of adjusted net income $273.9 million of cash flow from operations $179.5 million of free cash flow In 2017, generated $15.38 billion of revenue and $1.37 billion of adjusted EBITDA Note: Net income is attributable to common shareholders; net capex is defined as payment for purchases of property and equipment less proceeds from sale of assets Investor Presentation February 2018

2018 Guidance Financial targets Reaffirmed adjusted EBITDA of at least $1.6 billion Raised 2017–2018 cumulative free cash flow to approximately $1 billion from $900 million 2017 was the sixth straight year that XPO met or exceeded its full year financial targets Investor Presentation February 2018

Results Matter: Proven Credentials for Value Creation Leading global positions in the fastest-growing areas of transportation and logistics Differentiated, end-to-end range of supply chain services Robust top-line growth Accelerating free cash flow generation Leading-edge technology Large presence in rapidly expanding e-commerce sector Company-specific initiatives to improve margin improvement Highly integrated organization with culture of accountability Management team laser-focused on creating shareholder value Upside from future acquisitions Investor Presentation February 2018

Supplemental Materials

A Strong and Global Commitment to Sustainability Owns and operates one of the most modern fleets in Europe 97% compliant with Euro V, EEV and Euro VI standards, with an average truck age of 2.5 years Owns and operates a large fleet of natural gas trucks in Europe Introduced the first LNG-powered tractors in the Paris suburban area Launched government-approved mega-trucks in Spain to reduce the number of miles traveled to transport large freight volumes Target: reduce CO2 emissions by over 20% Large 2017 capex investment in fuel-efficient Freightliner Cascadia tractors in North America (EPA 2013-compliant and GHG14-compliant SCR technology), and Euro 6-compliant tractors in Europe Honored for excellence in environmental improvement by SmartWay® Investor Presentation February 2018

XPO Is a Leader in Sustainability (Cont’d) Named a Top 75 Green Supply Chain Partner by Inbound Logistics Awarded the label “Objectif CO2” for outstanding environmental performance of transport operations by the French Ministry of the Environment and the French Environment and Energy Agency Committed to reduce French fleet emissions by 6% between 2016 and 2018 Committed to high standards of environmental management, with many ISO14001-certified logistics facilities Recycles millions of electronic components and batteries annually through reverse logistics operations Monitors fuel emissions from forklifts at logistics sites, with protocols in place to take immediate corrective action if needed Performs energy efficiency evaluations prior to selecting warehouses to lease, and purchases energy efficient equipment when feasible Investor Presentation February 2018

XPO Is a Leader in Sustainability (Cont’d) Packaging engineers ensure that the optimal carton size is used for each product slated for distribution Recycled packaging purchased when feasible Reusable kitting tools utilized for the installation of parts in customer operations, manufactured by XPO Measures instilled in daily operations to reduce paper, such as electronic waybills and documentation, and waste mitigation policies Drivers trained in responsible eco-driving and fuel usage reduction techniques Experimenting with diesel alternatives such as diesel-electric hybrids Reports annually on European compliance with the United Nations Global Compact We are committed to operating our business in a way that demonstrates a high regard for the environment and all our stakeholders   Investor Presentation February 2018

Business Glossary Contract Logistics: An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Expedite: A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, web-based technology that solicits bids and assigns loads to aircraft; and a managed transportation network that is the largest web-based expedite management technology in North America. Freight Brokerage: A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers. Global Forwarding: A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO’s global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed. Investor Presentation February 2018

Business Glossary (Cont’d) Intermodal: An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring. Last Mile: A non-asset business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omni-channel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians. Less-Than-Truckload (LTL): The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. Managed Transportation: A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. Truckload: The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination, and is not handled en route. See Freight Brokerage on the prior page for additional details. Investor Presentation February 2018

Financial Reconciliations The following table reconciles XPO’s net income (loss) attributable to common shareholders for the periods ended December 31, 2017 and 2016 to adjusted EBITDA for the same periods. Investor Presentation February 2018 Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe. [1] The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings per share.

Financial Reconciliations (Cont’d) The table reconciles XPO’s GAAP net income attributable to common shareholders for the periods ended December 31, 2017 and 2016 to adjusted net income attributable to common shareholders for the same periods. Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Investor Presentation February 2018

Financial Reconciliations (Cont’d) Investor Presentation February 2018 The following table reconciles XPO’s cash flows provided by operating activities for the periods ended December 31, 2017, 2016, 2015 and 2014 to free cash flow for the same periods. Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Financial Reconciliations (Cont’d) Investor Presentation February 2018 The following table reconciles XPO’s revenue attributable to its North American less-than-truckload business for the periods ended December 31, 2017 and 2016 to adjusted operating ratio for the same periods. Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Financial Reconciliations (Cont’d) The following table reconciles XPO’s operating income attributable to its North American less-than-truckload business for the years ended December 31, 2017, 2016 and 2015 to adjusted operating income for the same periods. Investor Presentation February 2018 Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Financial Reconciliations (Cont’d) Refer to the “Non-GAAP Financial Measures” section on page 2 of this document Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe Investor Presentation February 2018 The following table reconciles XPO’s net income (loss) attributable to common shareholders for the periods ended December 31, 2017, 2016, 2015, and 2014, to adjusted EBITDA excluding the North American truckload business divested in 2016.

Financial Reconciliations (Cont’d) Investor Presentation February 2018 Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.